Taubman Centers, Inc.	T 248.258.6800
200 East Long Lake Road	www.taubman.com
Suite 300
Bloomfield Hills, Michigan
48304-2324

Taubman Centers, Inc. Issues Solid Second Quarter Results and Raises Guidance

•	Comparable Center Net Operating Income (NOI) and Mall Tenant Sales Per Square Foot Up

•	Average Rent Per Square Foot, Comparable Center Ending Occupancy, and Leased Space all Increased

•	Releasing Spreads 29.2 Percent

•	Hanam Union Square Construction Financing Complete

•	2015 FFO Guidance Raised 8 cents

BLOOMFIELD HILLS, Mich., July 30, 2015 - - Taubman Centers, Inc. (NYSE: TCO) today reported financial results for the second quarter of 2015.

	June 30, 2015 Three Months Ended	June 30, 2014 Three Months Ended	June 30, 2015 Six Months Ended	June 30, 2014 Six Months Ended
Net income attributable to common shareholders (EPS) per diluted common share	$0.37 (1)	$0.33	$0.84 (1)	$6.08 (2)
Funds from Operations (FFO) per diluted common share Growth rate	$0.76 (1) (5.0)%	$0.80	$1.57 (1) (7.6)%	$1.70
Adjusted Funds from Operations (Adjusted FFO) per diluted common share Growth rate	$0.76 (1) (11.6)%	$0.86 (3)	$1.57 (1) (10.8)%	$1.76 (3)
(1)
Excludes the operations of the seven centers sold to Starwood Capital Group in October 2014 and Arizona Mills (Tempe, Ariz.), which was sold in January 2014. Includes the operations of The Mall at University Town Center (Sarasota, Fla.), which opened in October 2014, and The Mall of San Juan (San Juan, Puerto Rico), which opened in March 2015.

(2)
Includes a net gain of $477 million ($5.30 per share) on the sale of a 49.9 percent interest in the entity that owns International Plaza (Tampa, Fla.), as well as investments in Arizona Mills and land in Syosset, New York (Oyster Bay).

(3)	Adjusted FFO for the three and six months ended June 30, 2014 excludes charges related to the sale of seven centers to Starwood.

“We delivered another solid quarter,” said Robert S. Taubman, chairman, president and chief executive officer of Taubman Centers. “Our performance was driven by increased rents and net recoveries, as well as the excellent performance of The Mall at University Town Center in Sarasota, Florida.”

The October 2014 sale of seven centers to Starwood reduced FFO by 14.5 cents during the second quarter in comparison to the prior period.

Operating Statistics

Comparable center NOI, excluding lease cancellation income, was up 2.5 percent for the quarter, bringing year-to-date growth to 3.1 percent.

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Taubman Centers/2

Comparable center mall tenant sales per square foot rose 2.8 percent from the second quarter of 2014. This brings the company's 12-month trailing mall tenant sales per square foot to $818, an increase of 1.4 percent from the 12-months ended June 30, 2014. Year-to-date, sales were up 2.5 percent.

“The positive sales trend during the quarter was very encouraging,” said Mr. Taubman. “We saw solid growth in May and sales growth accelerated through June.”

Average rent per square foot for the quarter was $60.35, up 1.4 percent from $59.50 in the comparable period last year. Year-to-date, average rent per square foot was up 2.8 percent.

Trailing 12-month releasing spreads per square foot for the period ended June 30, 2015 were a robust 29.2 percent.

Ending occupancy in comparable centers was 93 percent on June 30, 2015, up 0.2 percent from 92.8 percent on June 30, 2014. Leased space in comparable centers was 96.9 percent on June 30, 2015, up 1 percent from 95.9 percent on June 30, 2014.

“Nearly all our key metrics are up,” added Mr. Taubman. “The fundamentals of our business continue to be strong.”

Financing Activity

In July, the construction loan financing for Hanam Union Square (Hanam, Gyeonggi Province, South Korea) closed. The company owns a 34.3 percent interest in the joint venture. The financing consists of a 5-year Korean Won denominated loan of approximately $445 million U.S. dollars at current exchange rates and a 5-year U.S. dollar loan of approximately $50 million. The Korean Won denominated portion of the loan bears interest at the KDB Bank Five-Year Bond Yield plus 1.06 percent and is fixed upon each draw. At current bond yields, the rate would be approximately 3.2 percent. The U.S. dollar denominated floating rate loan bears interest at 3 month LIBOR plus 1.6 percent.

Share Repurchase Program

During the quarter ended June 30, 2015, the company purchased 1,650,191 shares of its common stock at an average price of $74.23 per share. Since the program’s inception in August 2013, the company has purchased 3,590,492 shares of its common stock at an average price of $72.35 per share. At June 30, 2015, the company had approximately $190 million available under its share repurchase authorization.

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2015 Guidance

The company is increasing its guidance for 2015 FFO per diluted common share to $3.28 to $3.36, up from the previous range of $3.20 to $3.28. The new guidance includes the impact of share repurchases through June 30, 2015, but excludes assumptions for future repurchases. This improved guidance also assumes a better than anticipated contribution from The Mall of San Juan. Comparable center NOI growth, excluding lease cancellation income, of 2.5 to 3 percent for the year, remains unchanged from the last quarter.

The company is also increasing its guidance for 2015 EPS to $1.65 to $1.78, up from $1.59 to $1.72.

Supplemental Investor Information Available

The company provides supplemental investor information along with its earnings announcements, available online at www.taubman.com under “Investors.” This includes the following:

•	Company Information

•	Income Statements

•	Earnings Reconciliations

•	Changes in Funds from Operations and Earnings Per Common Share

•	Components of Other Income, Other Operating Expense, and Nonoperating Income (Expense)

•	Recoveries Ratio Analysis

•	Balance Sheets

•	Debt Summary

•	Other Debt, Equity and Certain Balance Sheet Information

•	Construction and Redevelopment

•	Capital Spending

•	Operational Statistics

•	Summary of Key Guidance Measures

•	Owned Centers

•	Major Tenants in Owned Portfolio

•	Anchors in Owned Portfolio

•	Operating Statistics Glossary

Investor Conference Call

The company will host a conference call at 11:00 a.m. EDT on Friday, July 31 to discuss its results, business conditions and the company’s outlook for the remainder of 2015. The conference call will be simulcast at www.taubman.com. An online replay will be available shortly after the call and will continue for approximately 90 days.

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Taubman Centers/4

Taubman Centers is an S&P MidCap 400 Real Estate Investment Trust engaged in the ownership, management and/or leasing of 22 regional, super-regional and outlet shopping centers in the U.S. and Asia. Taubman’s U.S.-owned properties are the most productive in the publicly held U.S. regional mall industry. Taubman is currently developing four properties in the U.S. and Asia totaling 4.1 million square feet. Taubman, with more than 60 years of experience in the shopping center industry, is headquartered in Bloomfield Hills, Mich., and Taubman Asia is headquartered in Hong Kong. www.taubman.com.

For ease of use, references in this press release to “Taubman Centers,” “company,” “Taubman” or an operating platform mean Taubman Centers, Inc. and/or one or more of a number of separate, affiliated entities. Business is actually conducted by an affiliated entity rather than Taubman Centers, Inc. itself or the named operating platform.

This press release may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements reflect management's current views with respect to future events and financial performance. The forward-looking statements included in this release are made as of the date hereof. Except as required by law, we assume no obligation to update these forward-looking statements, even if new information becomes available in the future. Actual results may differ materially from those expected because of various risks and uncertainties.  You should review the company's filings with the Securities and Exchange Commission, including “Risk Factors” in its most recent Annual Report on Form 10-K and subsequent quarterly reports, for a discussion of such risks and uncertainties.

CONTACTS:
Barbara Baker, Taubman, Vice President, Corporate Affairs & Investor Relations, 248-258-7367
bbaker@taubman.com

Maria Mainville, Taubman, Director, Strategic Communications, 248-258-7469
mmainville@taubman.com

# # #

Taubman Centers/5

TAUBMAN CENTERS, INC.
Table 1 - Summary of Results
For the Periods Ended June 30, 2015 and 2014
(in thousands of dollars, except as indicated)
	Three Months Ended		Year to Date
	2015	2014	2015	2014
Net income (1)	42,333	39,054	93,333	565,211
Noncontrolling share of income of consolidated joint ventures	(2,672)	(2,252)	(5,263)	(5,370)
Noncontrolling share of income of TRG	(10,153)	(9,203)	(22,664)	(156,865)
Distributions to participating securities of TRG	(493)	(470)	(985)	(938)
Preferred stock dividends	(5,785)	(5,785)	(11,569)	(11,569)
Net income attributable to Taubman Centers, Inc. common shareowners (1)	23,230	21,344	52,852	390,469
Net income per common share - basic (1)	0.38	0.34	0.85	6.18
Net income per common share - diluted (1)	0.37	0.33	0.84	6.08
Beneficial interest in EBITDA - Combined (2)	99,134	112,054	202,640	721,043
Adjusted Beneficial interest in EBITDA - Combined (2)	99,134	117,890	202,640	240,259
Funds from Operations attributable to partnership unitholders and participating securities of TRG (1)(2)	67,596	71,864	140,512	153,087
Funds from Operations attributable to TCO's common shareowners (1)(2)	47,939	51,337	99,909	109,373
Funds from Operations per common share - basic (1)(2)	0.78	0.81	1.60	1.73
Funds from Operations per common share - diluted (1)(2)	0.76	0.80	1.57	1.70
Adjusted Funds from Operations attributable to partnership unitholders and participating securities of TRG (1)(2)	67,596	77,700	140,512	158,923
Adjusted Funds from Operations attributable to TCO's common shareowners (1)(2)	47,939	55,513	99,909	113,549
Adjusted Funds from Operations per common share - basic (1)(2)	0.78	0.88	1.60	1.80
Adjusted Funds from Operations per common share - diluted (1)(2)	0.76	0.86	1.57	1.76
Weighted average number of common shares outstanding - basic	61,606,563	63,263,237	62,319,211	63,214,694
Weighted average number of common shares outstanding - diluted	62,386,042	63,974,613	63,156,702	64,834,009
Common shares outstanding at end of period	60,886,865	63,263,470
Weighted average units - Operating Partnership - basic	86,669,952	88,408,808	87,402,848	88,361,090
Weighted average units - Operating Partnership - diluted	88,320,693	89,991,446	89,111,601	89,980,405
Units outstanding at end of period - Operating Partnership	85,950,254	88,408,920
Ownership percentage of the Operating Partnership at end of period	70.8%	71.6%
Number of owned shopping centers at end of period	19	24

Operating Statistics:
Net Operating Income excluding lease cancellation income - growth % (2)(3)	2.5%	4.6%	3.1%	3.2%
Net Operating Income including lease cancellation income - growth % (2)(3)	-0.4%	7.6%	2.4%	4.7%
Mall tenant sales - all centers (4)	1,203,516	1,129,184	2,379,273	2,246,681
Mall tenant sales - comparable (3)(4)	1,142,136	1,129,184	2,265,974	2,246,681
Ending occupancy - all centers	90.6%	92.6%	90.6%	92.6%
Ending occupancy - comparable (3)	93.0%	92.8%	93.0%	92.8%
Leased space - all centers	95.7%	95.3%	95.7%	95.3%
Leased space - comparable (3)	96.9%	95.9%	96.9%	95.9%
Average rent per square foot - Consolidated Businesses (3)	61.52	60.54	61.12	59.71
Average rent per square foot - Unconsolidated Joint Ventures (3)	58.70	58.06	58.95	56.99
Average rent per square foot - Combined (3)	60.35	59.50	60.22	58.60

	Twelve Months Trailing
	2015	2014
Operating Statistics:
Mall tenant sales - all centers (4)	5,102,054	4,939,615
Mall tenant sales - comparable (3)(4)	4,883,247	4,903,359
Sales per square foot (3)(4)	818	807
All centers (4):
Mall tenant occupancy costs as a percentage of tenant sales - Consolidated Businesses	14.1%	13.6%
Mall tenant occupancy costs as a percentage of tenant sales - Unconsolidated Joint Ventures	13.2%	13.1%
Mall tenant occupancy costs as a percentage of tenant sales - Combined	13.7%	13.4%
Comparable centers (3)(4):
Mall tenant occupancy costs as a percentage of tenant sales - Consolidated Businesses	14.2%	13.7%
Mall tenant occupancy costs as a percentage of tenant sales - Unconsolidated Joint Ventures	13.3%	13.1%
Mall tenant occupancy costs as a percentage of tenant sales - Combined	13.8%	13.5%

Taubman Centers/6

(1)
Earnings no longer reflect the results of the centers sold to the Starwood Capital Group (Starwood) for periods after the October 2014 disposition date. During the six month period ended June 30, 2014, the Company recognized a gain (net of tax) of $476.9 million from dispositions of interests in International Plaza, Arizona Mills, and land in Syosset, New York related to the former Oyster Bay project. The effect of the gain on dispositions from the International Plaza, Arizona Mills, and Oyster Bay dispositions on diluted earnings per common share (EPS) was $5.30 per share.

(2)
Beneficial interest in EBITDA represents the Operating Partnership’s share of the earnings before interest, income taxes, and depreciation and amortization of its consolidated and unconsolidated businesses. The Company believes Beneficial interest in EBITDA provides a useful indicator of operating performance, as it is customary in the real estate and shopping center business to evaluate the performance of properties on a basis unaffected by capital structure.

The Company uses Net Operating Income (NOI) as an alternative measure to evaluate the operating performance of centers, both on individual and stabilized portfolio bases. The Company defines NOI as property-level operating revenues (includes rental income excluding straight-line adjustments of minimum rent) less maintenance, taxes, utilities, promotion, ground rent (including straight-line adjustments), and other property operating expenses. Since NOI excludes general and administrative expenses, pre-development charges, interest income and expense, depreciation and amortization, impairment charges, restructuring charges, and gains from peripheral land and property dispositions, it provides a performance measure that, when compared period over period, reflects the revenues and expenses most directly associated with owning and operating rental properties, as well as the impact on their operations from trends in tenant sales, occupancy and rental rates, and operating costs. The Company also uses NOI excluding lease cancellation income as an alternative measure because this income may vary significantly from period to period, which can affect comparability and trend analysis. The Company generally provides separate projections for expected comparable center NOI growth and lease cancellation income. Comparable centers are generally defined as centers that were owned and open for the entire current and preceding period presented.

The National Association of Real Estate Investment Trusts (NAREIT) defines Funds from Operations (FFO) as net income (computed in accordance with Generally Accepted Accounting Principles (GAAP)), excluding gains (or losses) from extraordinary items and sales of properties and impairment write-downs of depreciable real estate, plus real estate related depreciation and after adjustments for unconsolidated partnerships and joint ventures. The Company believes that FFO is a useful supplemental measure of operating performance for REITs. Historical cost accounting for real estate assets implicitly assumes that the value of real estate assets diminishes predictably over time. Since real estate values instead have historically risen or fallen with market conditions, the Company and most industry investors and analysts have considered presentations of operating results that exclude historical cost depreciation to be useful in evaluating the operating performance of REITs. The Company primarily uses FFO in measuring performance and in formulating corporate goals and compensation.

The Company may also present adjusted versions of NOI, Beneficial interest in EBITDA, and FFO when used by management to evaluate operating performance when certain significant items have impacted results that affect comparability with prior or future periods due to the nature or amounts of these items. The Company believes the disclosure of the adjusted items is similarly useful to investors and others to understand management's view on comparability of such measures between periods. For the three and six month periods ended June 30, 2014, FFO and EBITDA were adjusted for expenses related to the sale of centers to Starwood. Specifically, these measures were adjusted for a charge related to the discontinuation of hedge accounting on the interest rate swap previously designated to hedge the MacArthur Center (MacArthur) note payable as well as disposition costs incurred related to the sale. In addition, for the six months ended June 30, 2014, EBITDA was adjusted for the gain on dispositions of interests in International Plaza, Arizona Mills, and land in Syosset, New York related to the former Oyster Bay project.

These non-GAAP measures as presented by the Company are not necessarily comparable to similarly titled measures used by other REITs due to the fact that not all REITs use the same definitions. These measures should not be considered alternatives to net income or as an indicator of the Company's operating performance. Additionally, these measures do not represent cash flows from operating, investing, or financing activities as defined by GAAP.

(3)
Statistics exclude non-comparable centers for all periods presented. The June 30, 2014 statistics have been restated to include comparable centers to 2015. Sales per square foot exclude spaces greater than or equal to 10,000 square feet. In addition, Taubman Prestige Outlets Chesterfield has also been excluded from comparable trailing 12 month statistics reported for 2015 and 2014 as the center was not open for the entire 12 months ended June 30, 2014.

(4)	Based on reports of sales furnished by mall tenants. The 2014 sales statistics have been adjusted to exclude the portfolio of seven centers included in the sale to Starwood in October 2014.

Taubman Centers/7

TAUBMAN CENTERS, INC.
Table 2 - Income Statement
For the Three Months Ended June 30, 2015 and 2014
(in thousands of dollars)
	2015		2014
	CONSOLIDATED BUSINESSES	UNCONSOLIDATED JOINT VENTURES (1)	CONSOLIDATED BUSINESSES (1)	UNCONSOLIDATED JOINT VENTURES (1)
REVENUES:
Minimum rents	76,869	52,865	96,532	48,364
Percentage rents	1,077	1,203	1,094	1,103
Expense recoveries	46,020	31,694	61,203	27,591
Management, leasing, and development services	3,341		2,965
Other	4,666	2,112	8,191	3,236
Total revenues	131,973	87,874	169,985	80,294

EXPENSES:
Maintenance, taxes, utilities, and promotion	35,107	22,772	48,830	19,989
Other operating	14,680	4,647	16,050	4,497
Management, leasing, and development services	1,411		1,696
General and administrative	12,055		11,587
Interest expense	14,781	21,056	25,434	18,137
Depreciation and amortization	26,378	14,370	36,850	11,092
Total expenses	104,412	62,845	140,447	53,715

Nonoperating income (expense) (2)	1,456	(3)	(5,321)	(5)
	29,017	25,026	24,217	26,574
Income tax expense	(688)		(311)
Equity in income of Unconsolidated Joint Ventures	14,004		14,675
	42,333		38,581
Gain on dispositions, net of tax (3)			473
Net income	42,333		39,054
Net income attributable to noncontrolling interests:
Noncontrolling share of income of consolidated joint ventures	(2,672)		(2,252)
Noncontrolling share of income of TRG	(10,153)		(9,203)
Distributions to participating securities of TRG	(493)		(470)
Preferred stock dividends	(5,785)		(5,785)
Net income attributable to Taubman Centers, Inc. common shareowners	23,230		21,344

SUPPLEMENTAL INFORMATION:
EBITDA - 100%	70,176	60,452	86,501	55,803
EBITDA - outside partners' share	(4,953)	(26,541)	(5,931)	(24,319)
Beneficial interest in EBITDA	65,223	33,911	80,570	31,484
Beneficial interest expense	(13,047)	(11,405)	(23,348)	(9,955)
Beneficial income tax expense - TRG and TCO	(688)		(311)
Beneficial income tax expense - TCO	109		87
Non-real estate depreciation	(722)		(878)
Preferred dividends and distributions	(5,785)		(5,785)
Funds from Operations attributable to partnership unitholders and participating securities of TRG	45,090	22,506	50,335	21,529

STRAIGHTLINE AND PURCHASE ACCOUNTING ADJUSTMENTS:
Net straight-line adjustments to rental revenue, recoveries,
and ground rent expense at TRG %	(116)	496	398	398
The Mall at Green Hills purchase accounting adjustments - minimum rents increase	87		199
El Paseo Village and The Gardens on El Paseo purchase accounting
adjustments - interest expense reduction	305		305
Waterside Shops purchase accounting adjustments - interest expense reduction		262		263
U.S. headquarters purchase accounting adjustment - interest expense reduction			181

(1)
With the exception of the Supplemental Information, amounts include 100% of the Unconsolidated Joint Ventures. Amounts are net of intercompany transactions. The Unconsolidated Joint Ventures are presented at 100% in order to allow for measurement of their performance as a whole, without regard to the Company's ownership interest. In its consolidated financial statements, the Company accounts for its investments in the Unconsolidated Joint Ventures under the equity method. International Plaza's operations were consolidated through the January 2014 disposition date. Subsequent to the disposition, the Company's remaining 50.1% interest is accounted for under the equity method within Unconsolidated Joint Ventures. In addition, Arizona Mills' operations were accounted for under equity method through the disposition in January 2014. The results of the centers sold to Starwood were consolidated through the October 2014 disposition.

(2)
Nonoperating expense for the three months ended June 30, 2014 includes $5.7 million in connection with the discontinuation of hedge accounting related to the MacArthur interest rate swap and $0.4 million of disposition costs related to the sale of centers to Starwood.

(3)	During the three months ended June 30, 2014, a reduction of $0.5 million to the tax on the gain on the disposition of interests in International Plaza was recognized.

Taubman Centers/8

TAUBMAN CENTERS, INC.
Table 3 - Income Statement
For the Six Months Ended June 30, 2015 and 2014
(in thousands of dollars)
	2015		2014
	CONSOLIDATED BUSINESSES	UNCONSOLIDATED JOINT VENTURES (1)	CONSOLIDATED BUSINESSES (1)	UNCONSOLIDATED JOINT VENTURES (1)
REVENUES:
Minimum rents	151,436	105,574	194,422	94,872
Percentage rents	4,007	3,450	5,756	3,157
Expense recoveries	89,932	63,251	123,912	54,627
Management, leasing, and development services	6,298		5,470
Other	9,289	7,513	15,203	4,863
Total revenues	260,962	179,788	344,763	157,519

EXPENSES:
Maintenance, taxes, utilities, and promotion	66,740	44,271	96,771	39,992
Other operating	27,898	10,077	31,546	9,424
Management, leasing, and development services	2,541		2,981
General and administrative	23,980		23,124
Interest expense	28,306	42,022	51,564	36,029
Depreciation and amortization	50,419	27,869	71,968	22,792
Total expenses	199,884	124,239	277,954	108,237

Nonoperating income (expense) (2)	2,702	5	(4,218)	(3)
	63,780	55,554	62,591	49,279
Income tax expense	(1,526)		(1,010)
Equity in income of Unconsolidated Joint Ventures	31,079		26,743
	93,333		88,324
Gain on dispositions, net of tax (3)			476,887
Net income	93,333		565,211
Net income attributable to noncontrolling interests:
Noncontrolling share of income of consolidated joint ventures	(5,263)		(5,370)
Noncontrolling share of income of TRG	(22,664)		(156,865)
Distributions to participating securities of TRG	(985)		(938)
Preferred stock dividends	(11,569)		(11,569)
Net income attributable to Taubman Centers, Inc. common shareowners	52,852		390,469

SUPPLEMENTAL INFORMATION:
EBITDA - 100% (4)	142,505	125,445	672,743	108,100
EBITDA - outside partners' share	(10,282)	(55,028)	(12,274)	(47,526)
Beneficial interest in EBITDA	132,223	70,417	660,469	60,574
Gain on dispositions			(486,620)
Beneficial interest expense	(24,918)	(22,768)	(47,414)	(19,799)
Beneficial income tax expense - TRG and TCO	(1,526)		(1,010)
Beneficial income tax expense - TCO	288		146
Non-real estate depreciation	(1,635)		(1,690)
Preferred dividends and distributions	(11,569)		(11,569)
Funds from Operations attributable to partnership unitholders and participating securities of TRG	92,863	47,649	112,312	40,775

STRAIGHTLINE AND PURCHASE ACCOUNTING ADJUSTMENTS:
Net straight-line adjustments to rental revenue, recoveries,
and ground rent expense at TRG %	(373)	889	807	556
The Mall at Green Hills purchase accounting adjustments - minimum rents increase	180		391
El Paseo Village and The Gardens on El Paseo purchase accounting
adjustments - interest expense reduction	611		611
Waterside Shops purchase accounting adjustments - interest expense reduction		525		525
U.S. headquarters purchase accounting adjustment - interest expense reduction	182		242

(1)
With the exception of the Supplemental Information, amounts include 100% of the Unconsolidated Joint Ventures. Amounts are net of intercompany transactions. The Unconsolidated Joint Ventures are presented at 100% in order to allow for measurement of their performance as a whole, without regard to the Company's ownership interest. In its consolidated financial statements, the Company accounts for its investments in the Unconsolidated Joint Ventures under the equity method. International Plaza's operations were consolidated through the January 2014 disposition date. Subsequent to the disposition, the Company's remaining 50.1% interest is accounted for under the equity method within Unconsolidated Joint Ventures. In addition, Arizona Mills' operations were accounted for under equity method through the disposition in January 2014. The results of the centers sold to Starwood were consolidated through the October 2014 disposition.

(2)
Nonoperating expense for the six months ended June 30, 2014 includes $5.7 million in connection with the discontinuation of hedge accounting related to the MacArthur interest rate swap and $0.4 million of disposition costs related to the sale of centers to Starwood.

(3)
During the six months ended June 30, 2014, the gain on dispositions of interests in International Plaza, Arizona Mills, and land in Syosset, New York related to the former Oyster Bay project is net of income tax expense of $9.7 million.

(4)
For the six months ended June 30, 2014, EBITDA includes the Company's $486.6 million (before tax) gain from the dispositions of interests in International Plaza, Arizona Mills, and land in Syosset, New York related to the former Oyster Bay project.

Taubman Centers/9

TAUBMAN CENTERS, INC.
Table 4 - Reconciliation of Net Income Attributable to Taubman Centers, Inc. Common Shareowners to Funds from Operations and Adjusted Funds from Operations
For the Three Months Ended June 30, 2015 and 2014
(in thousands of dollars except as noted; may not add or recalculate due to rounding)

	2015			2014
		Shares	Per Share		Shares	Per Share
	Dollars	/Units	/Unit	Dollars	/Units	/Unit
Net income attributable to TCO common shareowners - Basic	23,230	61,606,563	0.38	21,344	63,263,237	0.34

Add impact of share-based compensation	91	779,479		74	711,376

Net income attributable to TCO common shareowners - Diluted	23,321	62,386,042	0.37	21,418	63,974,613	0.33

Add depreciation of TCO's additional basis	1,617		0.03	1,720		0.03
Add TCO's additional income tax expense	109		0.00	87		0.00

Net income attributable to TCO common shareowners,
excluding step-up depreciation and additional income tax expense	25,047	62,386,042	0.40	23,225	63,974,613	0.36

Add noncontrolling share of income of TRG	10,153	25,063,389		9,203	25,145,571
Add distributions to participating securities of TRG	493	871,262		470	871,262

Net income attributable to partnership unitholders
and participating securities	35,693	88,320,693	0.40	32,898	89,991,446	0.37

Add (less) depreciation and amortization:
Consolidated businesses at 100%	26,378		0.30	36,850		0.41
Depreciation of TCO's additional basis	(1,617)		(0.02)	(1,720)		(0.02)
Noncontrolling partners in consolidated joint ventures	(547)		(0.01)	(1,593)		(0.02)
Share of Unconsolidated Joint Ventures	8,502		0.10	6,854		0.08
Non-real estate depreciation	(722)		(0.01)	(878)		(0.01)

Less gain on dispositions, net of tax				(473)		(0.01)
Less impact of share-based compensation	(91)		(0.00)	(74)		(0.00)

Funds from Operations attributable to partnership unitholders
and participating securities of TRG	67,596	88,320,693	0.77	71,864	89,991,446	0.80

TCO's average ownership percentage of TRG	71.1%			71.6%

Funds from Operations attributable to TCO's common shareowners,
excluding additional income tax expense	48,048		0.77	51,424		0.80

Less TCO's additional income tax expense	(109)		(0.00)	(87)		(0.00)

Funds from Operations attributable to TCO's common shareowners	47,939		0.76	51,337		0.80

Funds from Operations attributable to partnership unitholders
and participating securities of TRG	67,596	88,320,693	0.77	71,864	89,991,446	0.80

Beneficial share of disposition costs related to the Starwood sale				441		0.00
Beneficial share of discontinuation of hedge accounting - MacArthur				5,395		0.06

Adjusted Funds from Operations attributable to partnership unitholders
and participating securities of TRG	67,596	88,320,693	0.77	77,700	89,991,446	0.86

TCO's average ownership percentage of TRG	71.1%			71.6%

Adjusted Funds from Operations attributable to TCO's common shareowners,
excluding additional income tax expense	48,048		0.77	55,600		0.86

Less TCO's additional income tax expense	(109)		(0.00)	(87)		(0.00)

Adjusted Funds from Operations attributable to TCO's common shareowners	47,939		0.76	55,513		0.86

Taubman Centers/10

TAUBMAN CENTERS, INC.
Table 5 - Reconciliation of Net Income Attributable to Taubman Centers, Inc. Common Shareowners to Funds from Operations and Adjusted Funds from Operations
For the Six Months Ended June 30, 2015 and 2014
(in thousands of dollars except as noted; may not add or recalculate due to rounding)

	2015			2014
		Shares	Per Share		Shares	Per Share
	Dollars	/Units	/Unit	Dollars	/Units	/Unit
Net income attributable to TCO common shareowners - Basic	52,852	62,319,211	0.85	390,469	63,214,694	6.18

Add distributions to participating securities of TRG				938	871,262
Add impact of share-based compensation	196	837,491		2,618	748,053

Net income attributable to TCO common shareowners - Diluted	53,048	63,156,702	0.84	394,025	64,834,009	6.08

Add depreciation of TCO's additional basis	3,234		0.05	3,440		0.05
Add TCO's additional income tax expense	288		0.00	146		0.00

Net income attributable to TCO common shareowners,
excluding step-up depreciation and additional income tax expense	56,570	63,156,702	0.90	397,611	64,834,009	6.13

Add noncontrolling share of income of TRG	22,664	25,083,637		156,865	25,146,396
Add distributions to participating securities of TRG	985	871,262

Net income attributable to partnership unitholders
and participating securities	80,219	89,111,601	0.90	554,476	89,980,405	6.16

Add (less) depreciation and amortization:
Consolidated businesses at 100%	50,419		0.57	71,968		0.80
Depreciation of TCO's additional basis	(3,234)		(0.04)	(3,440)		(0.04)
Noncontrolling partners in consolidated joint ventures	(1,631)		(0.02)	(2,754)		(0.03)
Share of Unconsolidated Joint Ventures	16,570		0.19	14,032		0.16
Non-real estate depreciation	(1,635)		(0.02)	(1,690)		(0.02)

Less gain on dispositions, net of tax				(476,887)		(5.30)
Less impact of share-based compensation	(196)		(0.00)	(2,618)		(0.03)

Funds from Operations attributable to partnership unitholders
and participating securities of TRG	140,512	89,111,601	1.58	153,087	89,980,405	1.70

TCO's average ownership percentage of TRG	71.3%			71.5%

Funds from Operations attributable to TCO's common shareowners,
excluding additional income tax expense	100,197		1.58	109,519		1.70

Less TCO's additional income tax expense	(288)		(0.00)	(146)		(0.00)

Funds from Operations attributable to TCO's common shareowners	99,909		1.57	109,373		1.70

Funds from Operations attributable to partnership unitholders
and participating securities of TRG	140,512	89,111,601	1.58	153,087	89,980,405	1.70

Beneficial share of disposition costs related to the Starwood sale				441		0.00
Beneficial share of discontinuation of hedge accounting - MacArthur				5,395		0.06

Adjusted Funds from Operations attributable to partnership unitholders
and participating securities of TRG	140,512	89,111,601	1.58	158,923	89,980,405	1.77

TCO's average ownership percentage of TRG	71.3%			71.5%

Adjusted Funds from Operations attributable to TCO's common shareowners,
excluding additional income tax expense	100,197		1.58	113,695		1.77

Less TCO's additional income tax expense	(288)		(0.00)	(146)		(0.00)

Adjusted Funds from Operations attributable to TCO's common shareowners	99,909		1.57	113,549		1.76

Taubman Centers/11

TAUBMAN CENTERS, INC.
Table 6 - Reconciliation of Net Income to Beneficial Interest in EBITDA and Adjusted Beneficial Interest in EBITDA
For the Periods Ended June 30, 2015 and 2014
(in thousands of dollars; amounts attributable to TCO may not recalculate due to rounding)

	Three Months Ended		Year to Date
	2015	2014	2015	2014
Net income	42,333	39,054	93,333	565,211

Add (less) depreciation and amortization:
Consolidated businesses at 100%	26,378	36,850	50,419	71,968
Noncontrolling partners in consolidated joint ventures	(547)	(1,593)	(1,631)	(2,754)
Share of Unconsolidated Joint Ventures	8,502	6,854	16,570	14,032

Add (less) interest expense and income tax expense:
Interest expense:
Consolidated businesses at 100%	14,781	25,434	28,306	51,564
Noncontrolling partners in consolidated joint ventures	(1,734)	(2,086)	(3,388)	(4,150)
Share of Unconsolidated Joint Ventures	11,405	9,955	22,768	19,799
Income tax expense:
Income tax expense on dispositions of International Plaza, Arizona Mills, and Oyster Bay		(473)		9,733
Other income tax expense	688	311	1,526	1,010

Less noncontrolling share of income of consolidated joint ventures	(2,672)	(2,252)	(5,263)	(5,370)

Beneficial interest in EBITDA	99,134	112,054	202,640	721,043

TCO's average ownership percentage of TRG	71.1%	71.6%	71.3%	71.5%

Beneficial interest in EBITDA attributable to TCO	70,466	80,183	144,493	515,761

Beneficial interest in EBITDA	99,134	112,054	202,640	721,043

Add (less):
Gain on dispositions				(486,620)
Beneficial share of disposition costs related to the Starwood sale		441		441
Beneficial share of discontinuation of hedge accounting - MacArthur		5,395		5,395

Adjusted Beneficial interest in EBITDA	99,134	117,890	202,640	240,259

TCO's average ownership percentage of TRG	71.1%	71.6%	71.3%	71.5%

Adjusted Beneficial interest in EBITDA attributable to TCO	70,466	84,359	144,493	171,883

Taubman Centers/12

TAUBMAN CENTERS, INC.
Table 7 - Reconciliation of Net Income to Net Operating Income (NOI)
For the Periods Ended June 30, 2015, 2014, and 2013
(in thousands of dollars)
	Three Months Ended				Three Months Ended				Year to Date				Year to Date
	2015		2014		2014		2013		2015		2014		2014		2013
Net income	42,333		39,054		39,054		33,603		93,333		565,211		565,211		79,959

Add (less) depreciation and amortization:
Consolidated businesses at 100%	26,378		36,850		36,850		38,258		50,419		71,968		71,968		75,280
Noncontrolling partners in consolidated joint ventures	(547)		(1,593)		(1,593)		(1,368)		(1,631)		(2,754)		(2,754)		(2,484)
Share of Unconsolidated Joint Ventures	8,502		6,854		6,854		5,864		16,570		14,032		14,032		12,173

Add (less) interest expense and income tax expense:
Interest expense:
Consolidated businesses at 100%	14,781		25,434		25,434		32,622		28,306		51,564		51,564		67,074
Noncontrolling partners in consolidated joint ventures	(1,734)		(2,086)		(2,086)		(2,214)		(3,388)		(4,150)		(4,150)		(4,377)
Share of Unconsolidated Joint Ventures	11,405		9,955		9,955		9,401		22,768		19,799		19,799		18,777
Income tax expense:
Income tax expense on dispositions of International Plaza, Arizona Mills, and Oyster Bay			(473)		(473)						9,733		9,733
Other income tax expense	688		311		311		234		1,526		1,010		1,010		1,262

Less noncontrolling share of income of consolidated joint ventures	(2,672)		(2,252)		(2,252)		(1,773)		(5,263)		(5,370)		(5,370)		(4,554)

Add EBITDA attributable to outside partners:
EBITDA attributable to noncontrolling partners in consolidated joint ventures	4,953		5,931		5,931		5,355		10,282		12,274		12,274		11,415
EBITDA attributable to outside partners in Unconsolidated Joint Ventures	26,541		24,319		24,319		20,877		55,028		47,526		47,526		41,091

EBITDA at 100%	130,628		142,304		142,304		140,859		267,950		780,843		780,843		295,616

Add (less) items excluded from shopping center NOI:
General and administrative expenses	12,055		11,587		11,587		12,628		23,980		23,124		23,124		24,864
Management, leasing, and development services, net	(1,930)		(1,269)		(1,269)		(700)		(3,757)		(2,489)		(2,489)		(2,056)
Straight-line of rents	(1,378)		(1,243)		(1,243)		(1,158)		(2,098)		(2,287)		(2,287)		(2,614)
Gain on dispositions											(486,620)		(486,620)
Disposition costs related to the Starwood sale			441		441						441		441
Discontinuation of hedge accounting - MacArthur			5,678		5,678						5,678		5,678
Gain on sale of peripheral land															(863)
Gain on sale of marketable securities															(1,323)
Dividend income	(885)		(612)		(612)				(1,711)		(836)		(836)
Interest income	(553)		(181)		(181)		(42)		(1,219)		(308)		(308)		(101)
Other nonoperating (income) expense	(15)								223		(754)		(754)
Non-center specific operating expenses and other	5,961		5,211		5,211		6,924		10,309		8,959		8,959		10,516

NOI - all centers at 100%	143,883		161,916		161,916		158,511		293,677		325,751		325,751		324,039

Less - NOI of non-comparable centers	(5,997)	(1)	(23,505)	(2)	(22,015)	(3)	(28,449)	(4)	(11,152)	(1)	(49,976)	(5)	(46,981)	(6)	(57,782)	(4)

NOI at 100% - comparable centers	137,886		138,411		139,901		130,062		282,525		275,775		278,770		266,257

NOI - growth %	-0.4%				7.6%				2.4%				4.7%

NOI at 100% - comparable centers	137,886		138,411		139,901		130,062		282,525		275,775		278,770		266,257

Lease cancellation income	(321)		(4,146)		(4,146)		(309)		(4,403)		(5,999)		(5,999)		(2,000)

NOI at 100% - comparable centers excluding lease cancellation income	137,565		134,265		135,755		129,753		278,122		269,776		272,771		264,257

NOI excluding lease cancellation income - growth %	2.5%				4.6%				3.1%				3.2%

(1)	Includes The Mall of San Juan and The Mall at University Town Center.
(2)	Includes the portfolio of centers sold to Starwood and an adjustment to reflect the allocation of costs to Starwood centers that are now being allocated to the remainder of the portfolio.
(3)	Includes the portfolio of centers sold to Starwood and Taubman Prestige Outlets Chesterfield.
(4)	Includes the portfolio of centers sold to Starwood and Arizona Mills.
(5)
Includes the portfolio of centers sold to Starwood and Arizona Mills for the approximately one-month period prior to its disposition. Includes an adjustment to reflect the allocation of costs to Starwood centers that are now being allocated to the remainder of the portfolio.

(6)	Includes the portfolio of centers sold to Starwood, Taubman Prestige Outlets Chesterfield, and Arizona Mills for the approximately one-month period prior to its disposition.

Taubman Centers/13

TAUBMAN CENTERS, INC.
Table 8 - Balance Sheets
As of June 30, 2015 and December 31, 2014
(in thousands of dollars)
	As of
	June 30, 2015	December 31, 2014
Consolidated Balance Sheet of Taubman Centers, Inc.:

Assets:
Properties	3,467,620	3,262,505
Accumulated depreciation and amortization	(1,010,571)	(970,045)
	2,457,049	2,292,460
Investment in Unconsolidated Joint Ventures	412,377	370,004
Cash and cash equivalents	42,328	276,423
Restricted cash	16,917	37,502
Accounts and notes receivable, net	41,190	49,245
Accounts receivable from related parties	2,754	832
Deferred charges and other assets	206,662	188,435
	3,179,277	3,214,901
Liabilities:
Notes payable	2,212,461	2,025,505
Accounts payable and accrued liabilities	303,878	292,802
Distributions in excess of investments in and net income of
Unconsolidated Joint Ventures	474,449	476,651
	2,990,788	2,794,958
Equity:
Taubman Centers, Inc. Shareowners' Equity:
Series B Non-Participating Convertible Preferred Stock	25	25
Series J Cumulative Redeemable Preferred Stock
Series K Cumulative Redeemable Preferred Stock
Common Stock	609	633
Additional paid-in capital	678,883	815,961
Accumulated other comprehensive income (loss)	(19,284)	(15,068)
Dividends in excess of net income	(500,344)	(483,188)
	159,889	318,363
Noncontrolling interests:
Noncontrolling interests in consolidated joint ventures	(22,912)	(14,796)
Noncontrolling interests in partnership equity of TRG	51,512	116,376
	28,600	101,580
	188,489	419,943
	3,179,277	3,214,901
Combined Balance Sheet of Unconsolidated Joint Ventures (1):
Assets:
Properties	1,601,636	1,580,926
Accumulated depreciation and amortization	(568,755)	(548,646)
	1,032,881	1,032,280
Cash and cash equivalents	29,252	49,765
Accounts and notes receivable, net	35,695	38,788
Deferred charges and other assets	41,079	33,200
	1,138,907	1,154,033
Liabilities:
Notes payable	2,006,424	1,989,546
Accounts payable and other liabilities	68,735	103,161
	2,075,159	2,092,707
Accumulated Deficiency in Assets:
Accumulated deficiency in assets - TRG	(518,775)	(520,714)
Accumulated deficiency in assets - Joint Venture Partners	(407,553)	(407,870)
Accumulated other comprehensive loss - TRG	(4,962)	(5,045)
Accumulated other comprehensive loss - Joint Venture Partners	(4,962)	(5,045)
	(936,252)	(938,674)
	1,138,907	1,154,033

(1)	Unconsolidated Joint Venture amounts exclude the balances of entities that own interests in projects that are currently under development.

Taubman Centers/14

TAUBMAN CENTERS, INC.
Table 9 - Annual Guidance
(all dollar amounts per common share on a diluted basis; amounts may not add due to rounding)

	Range for Year Ended
	December 31, 2015

Funds from Operations per common share	3.28	3.36

Real estate depreciation - TRG	(1.50)	(1.45)

Distributions to participating securities of TRG	(0.02)	(0.02)

Depreciation of TCO's additional basis in TRG	(0.10)	(0.10)

Net income attributable to common shareowners, per common share (EPS)	1.65	1.78